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                                                                    Exhibit 23.2


                  CONSENT OF CLEARY, GOTTLIEB, STEEN & HAMILTON

     We hereby consent to the use of our name under the caption "Validity of the Securities" in the Prospectus of Nortel Networks Corporation and Nortel Networks Limited and under the caption "Legal Matters" in the related Canadian additional pages, in each case related to the shelf registration statement on Form S-3 of Nortel Networks Corporation and Nortel Networks Limited.

     In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By /s/ Craig B. Brod
                                           -------------------------------------
                                           Craig B. Brod, a Partner


New York, New York
May 13, 2002